Filed pursuant to Rule 424(b)(3) and 424(c)
                                     Registration Statement No. 333-82080



                           PROSPECTUS SUPPLEMENT NO. 7
                     (To Prospectus Dated February 22, 2002)

                                  $200,000,000

                                Photronics, Inc.

                 4 3/4% Convertible Subordinated Notes Due 2006
                                       and
               Common Stock Issuable Upon Conversion of the Notes


This document supplements our prospectus dated February 22, 2002 relating to the resale of up to $200,000,000 aggregate principal amount of our notes and the shares of our common stock issuable upon conversion of the notes, by certain holders of notes who are named as selling security holders in the prospectus.

You should read this prospectus supplement in conjunction with the prospectus. This prospectus supplement updates information in the prospectus, and, accordingly, to the extent inconsistent, the information in this prospectus supplement supersedes the information contained in the prospectus.

                             -----------------------

Investing in the notes involves risks. See "Risk Factors" beginning on page 7 of the prospectus.

                             -----------------------


          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
           SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
           SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS
          PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.


            The date of this prospectus supplement is April 24, 2002.

The table of selling security holders beginning on page 36 of the prospectus is hereby amended to add the entities named below as selling security holders:

                                                                                 Number of
                                      Principal                                  shares of
                                   amount of notes                              common stock
                                     beneficially          Percentage of        that may be          Percentage of
                                      owned that               notes               sold              common stock
           Name                      may be sold            outstanding             (1)             outstanding (2)
           ----                      -----------            -----------             ---             ---------------

AIM Alternative Asset Partners       $   15,000                   *                    405                 *
Zurich Institutional Benchmark
Master Fund Ltd.                      1,000,000                   *                 27,027                 *


After giving effect to the addition of the foregoing selling security holders, the section of the prospectus entitled "Selling Security Holders" reads as follows:


                            SELLING SECURITY HOLDERS

              We originally issued the notes in a private placement in December 2001. The notes were resold by the initial purchasers of the notes to qualified institutional buyers under Rule 144A under the Securities Act. Selling security holders may offer and sell the notes and the underlying common stock pursuant to this prospectus.

The following table sets forth information we have received as of April 19, 2002 about the principal amount of notes and the underlying common stock beneficially owned by each selling security holder that may be offered using this prospectus.

                                                                        Principal                           Number of
                                                                        amount of                           shares of    Percentage
                                                                         notes                               common       of common
                                                                      beneficially      Percentage         stock that       stock
                                                                       owned that         of notes         may be sold   outstanding
                Name                                                  may be sold       outstanding             (1)          (2)
                ----                                                  -----------       -----------             ---          ---
Advent Convertible Master Cayman L.P.                                 $  2,935,000         1.47%              79,324          *

AIG/National Union Fire Insurance                                          180,000           *                 4,864          *

AIM Alternative Asset Partners                                              15,000           *                   405          *

Allentown City Firefighters Pension Plan                                    29,000           *                   783          *

Allentown City Officers & Employees Pension Fund                            11,000           *                   297          *

Allentown City Police Pension Plan                                          54,000           *                 1,459          *

Amaranth LLC                                                            13,800,000         6.90              372,972        1.21%

American Motorist Insurance Company                                        507,000           *                13,702          *

AmSouth Bank Custodian for AmSouth VA Equity Income Fund                 2,100,000         1.05               56,756          *

AmSouth Bank Custodian for Silect Equity Variable Annuity Fund           1,320,000           *                35,675          *


                                                                        Principal                           Number of
                                                                        amount of                           shares of    Percentage
                                                                         notes                               common       of common
                                                                      beneficially      Percentage         stock that       stock
                                                                       owned that         of notes         may be sold   outstanding
                Name                                                  may be sold       outstanding             (1)          (2)
                ----                                                  -----------       -----------             ---          ---
Arapahoe County Colorado                                                    49,000           *                 1,324          *

Argent Classic Convertible Arbitrage Fund L.P.                             500,000           *                13,513          *

Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd.                 2,000,000         1.00               54,054          *

Argent Convertible Arbitrage Fund Ltd.                                   4,500,000         2.25              121,621          *

Argent LowLev Convertible Arbitrage Fund LLC                               500,000           *                13,513          *

Arkansas Teachers Retirement System                                      3,506,000         1.75               94,756          *

Aventis Pension Master Trust (5)                                           105,000           *                 2,837          *

Bank Austria Cayman Islands, LTD                                         7,400,000         3.70              199,999          *

Bankers Trust Company Trustee for DaimlerChrysler Corp.
Emp. #1 Pension Plan dtd. 4/1/89                                         3,465,000         1.73               93,648          *

Baptist Health of South Florida                                            577,000           *                15,594          *

Black Diamond Offshore Ltd.                                                565,000           *                15,270          *

Boilermaker - Blacksmith Pension Trust (5)                                 590,000           *                15,945          *

British Virgin Islands Social Security Board                                38,000           *                 1,027          *

CALAMOS(R) Convertible Fund - CALAMOS(R) Investment Trust (5)            2,400,000         1.20               64,864          *

CALAMOS(R) Convertible Growth and Income Fund - CALAMOS(R)
Investment Trust (5)                                                     4,400,000         2.20              118,918          *

CALAMOS(R) Convertible Portfolio - CALAMOS(R) Advisors Trust (5)            65,000           *                 1,756          *

                                                                        Principal                           Number of
                                                                        amount of                           shares of    Percentage
                                                                         notes                               common       of common
                                                                      beneficially      Percentage         stock that       stock
                                                                       owned that         of notes         may be sold   outstanding
                Name                                                  may be sold       outstanding             (1)          (2)
                ----                                                  -----------       -----------             ---          ---
CALAMOS(R) Convertible Technology Fund - CALAMOS(R)
Investment Fund(5)                                                          65,000           *                 1,756          *

CALAMOS(R)Global Convertible Fund - CALAMOS(R)Investment
Trust (5)                                                                   70,000           *                 1,891          *

CALAMOS(R)Market Neutral Fund - CALAMOS(R)Investment Trust (5)          10,500,000         5.25              283,783          *

Castle Convertible Fund, Inc.                                            1,250,000           *                33,783          *

Chrysler Corporation Master Retirement Trust                             2,035,000         1.01               54,999          *

CIBC World Markets                                                       1,000,000           *                27,027          *

City of Albany Pension Plan (5)                                             50,000           *                 1,351          *

City of Knoxville Pension System (5)                                       145,000           *                 3,918          *

City of New Orleans                                                        203,000           *                 5,486          *

City University of New York                                                122,000           *                 3,297          *

Clarica Life Insurance Co.- U.S. (5)                                       145,000           *                 3,918          *

Clinton Multistrategy Master Fund, Ltd.                                  4,000,000         2.00              108,108          *

Clinton Riverside Convertible Portfolio Limited                          4,000,000         2.00              108,108          *

Consulting Group Capital Markets Funds (5)                                 250,000           *                 6,756          *

DeAm Convertible Arbitrage                                               3,300,000         1.65               89,189          *

Delta Airlines Master Trust (5)                                            950,000           *                25,675          *

Delta Air Lines Master Trust (c/o Oaktree Capital
Management LLC)                                                            490,000           *                13,243          *

Delta Pilots Disability and Survivorship Trust (5)                         200,000           *                 5,405          *

Delta Pilots D & S Trust (c/o Oaktree Capital Management LLC)              270,000           *                 7,297          *

                                                                        Principal                           Number of
                                                                        amount of                           shares of    Percentage
                                                                         notes                               common       of common
                                                                      beneficially      Percentage         stock that       stock
                                                                       owned that         of notes         may be sold   outstanding
                Name                                                  may be sold       outstanding             (1)          (2)
                ----                                                  -----------       -----------             ---          ---
Deutsche Banc Alex Brown                                                15,624,000         7.81              422,269        1.37

Dorinco Reinsurance Company (5)                                            325,000           *                 8,783          *

Double Black Diamond Offshore LDC                                        2,935,000         1.47               79,324          *

Drury University (5)                                                        35,000           *                   945          *

Engineers Joint Pension Fund                                               468,000           *                12,648          *

Federated Equity Income Fund, Inc.                                       7,300,000         3.65              197,297          *

Federated Insurance Series, on behalf of its Federated
Income Fund II                                                             300,000           *                 8,108          *

Fidelity Financial Trust: Fidelity Convertible Securities
Fund (6)                                                                11,680,000         5.84              315,675        1.03

Franklin and Marshall College                                              190,000           *                 5,135          *

Gartmore Variable Insurance Trust, on behalf of its
Federated GVIT Equity Income Fund                                          180,000           *                 4,864          *

Goldman Sachs and Company                                                  500,000           *                13,513          *

Grady Hospital Foundation                                                  107,000           *                 2,891          *

Granville Capital Corporation                                            2,000,000         1.00               54,054          *

HFR Convertible Arbitrage Account                                          190,000           *                 5,135          *

HFR Master Fund, LTD. (5)                                                   50,000           *                 1,351          *

H.K. Porter Company, Inc. (5)                                               15,000           *                   405          *

Independence Blue Cross                                                     64,000           *                 1,729          *

Innovest Finanzdienstleistungs AG                                          580,000           *                15,594          *

Jefferies Umbrella Fund US Convertible Bonds                               270,000           *                 7,297          *

KBC Financial Products USA Inc.                                            250,000           *                 6,756          *

                                                                        Principal                           Number of
                                                                        amount of                           shares of    Percentage
                                                                         notes                               common       of common
                                                                      beneficially      Percentage         stock that       stock
                                                                       owned that         of notes         may be sold   outstanding
                Name                                                  may be sold       outstanding             (1)          (2)
                ----                                                  -----------       -----------             ---          ---
Kettering Medical Center Funded Depreciation Account (5)                    35,000           *                   945          *

Knoxville Utilities Board Retirement System (5)                            120,000           *                 3,243          *

Lincoln National Global Asset Allocation Fund, Inc.                         40,000           *                 1,081          *

Lipper Convertibles, L.P.                                                1,500,000           *                40,540          *

Lipper Offshore Convertibles, L.P.                                       1,500,000           *                40,540          *

Louisiana Workers' Compensation Corporation (5)                            150,000           *                 4,054          *

Lumbermans                                                                 491,000           *                13,270          *

Lyxor Master Fund Ref: Argent/LowLev CB                                  1,230,000           *                33,243          *

Macomb County Employees' Retirement System (5)                             145,000           *                 3,918          *

McMahan Securities Co., L.P.                                             1,500,000           *                40,540          *

Microsoft Corporation                                                      410,000           *                11,081          *

Minnesota Power and Light                                                  125,000           *                 3,378          *

Morgan Stanley & Co. (7)                                                 1,500,000           *                40,540          *

Motion Pictures Industry                                                   545,000           *                14,729          *

Motion Picture Industry Health Plan - Active Member Fund                   190,000           *                 5,135          *

Motion Picture Industry Health Plan - Retiree Member Fund                   80,000           *                 2,162          *

Municipal Employees                                                        183,000           *                 4,945          *

New Orleans Firefighters Pension / Relief Fund                             110,000           *                 2,972          *

Nicholas Applegate Convertible Fund                                      1,529,000           *                41,324          *

Nicholas Applegate Global Holdings LP                                       35,000           *                   945          *

1976 Distribution Trust FBO A.R. Lauder / Zinterhofer                        7,000           *                   189          *

                                                                        Principal                           Number of
                                                                        amount of                           shares of    Percentage
                                                                         notes                               common       of common
                                                                      beneficially      Percentage         stock that       stock
                                                                       owned that         of notes         may be sold   outstanding
                Name                                                  may be sold       outstanding             (1)          (2)
                ----                                                  -----------       -----------             ---          ---
1976 Distribution Trust FBO Jane A. Lauder                                  13,000           *                   351          *

Occidental Petroleum Corporation                                           118,000           *                 3,189          *

OCM Convertible Trust                                                    1,180,000           *                 8,918          *

Ohio National Fund, Inc., on behalf of its Equity Income Portfolio          30,000           *                   810          *

Ondeo Nalco                                                                 40,000           *                 1,081          *

Onex Industrial Partners Limited                                         1,950,000           *                52,702          *

Palladin Securities LLC                                                  1,200,000           *                32,432          *

Paloma Securities LLC                                                    5,000,000         2.50              135,135          *

Partner Reinsurance Company Ltd.                                           330,000           *                 8,918          *

Pebble Capital Inc.                                                        650,000           *                17,567          *

Physicians Life                                                            183,000           *                 4,945          *

Policemen and Firemen Retirement System of the City of Detroit             503,000           *                13,594          *

Port Authority of Allegheny County Retirement and
Disability Allowance Plan for the Employees Represented by
Local 85 of the Amalgamated Transit Union (5)                              615,000           *                16,621          *

Pro-mutual                                                                 603,000           *                16,297          *

Putnam Asset Allocation Funds-Balanced Portfolio                           310,000           *                 8,378          *

Putnam Asset Allocation Funds-Conservative Portfolio                       240,000           *                 6,486          *

Putnam Convertible Income-Growth Trust                                   2,180,000         1.09               58,918          *

                                                                        Principal                           Number of
                                                                        amount of                           shares of    Percentage
                                                                         notes                               common       of common
                                                                      beneficially      Percentage         stock that       stock
                                                                       owned that         of notes         may be sold   outstanding
                Name                                                  may be sold       outstanding             (1)          (2)
                ----                                                  -----------       -----------             ---          ---
Putnam Convertible Opportunities and Income Trust                           80,000           *                 2,162          *

Putnam Variable Trust-Putnam VT Global Asset Allocation Fund                80,000           *                 2,162          *

Qwest Occupational Health Trust                                             55,000           *                 1,486          *

Ramius Capital Group                                                       300,000           *                 8,108          *

RAM Trading Ltd                                                          1,750,000           *                47,297          *

Raytheon Master Pension Trust                                              200,000           *                 5,405          *

RCG Halifax Master Fund, LTD                                               550,000           *                14,864          *

RCG Latitude Master Fund, LTD                                            2,500,000         1.25               67,567          *

RCG Multi Strategy A/C LP                                                1,250,000           *                33,783          *

Robertson Stephens                                                       5,000,000         2.50              135,135          *

Rockhaven Fund                                                              80,000           *                 2,162          *

Rockhaven Premier Dividend Fund                                            700,000           *                18,918          *

San Diego City Retirement                                                1,097,000           *                29,648          *

San Diego County Convertible                                             1,654,000           *                44,702          *

SCI Endowment Care Common Trust Fund - First Union (5)                      20,000           *                   540          *

SCI Endowment Care Common Trust Fund - National Fiduciary
Services (5)                                                                70,000           *                 1,891          *

SCI Endowment Care Common Trust Fund - Suntrust (5)                         30,000           *                   810          *

Screen Actors Guild Pension Convertible                                    500,000           *                13,513          *

S G Cowen Securities Corporation                                         1,500,000           *                40,540          *

Shell Pension Trust                                                        320,000           *                 8,648          *

Silvercreek Limited Partnership                                          1,100,000           *                29,729          *

Silvercreek II Limited                                                     900,000           *                24,324          *

Southdown Pension Plan (5)                                                  60,000           *                 1,621          *

                                                                        Principal                           Number of
                                                                        amount of                           shares of    Percentage
                                                                         notes                               common       of common
                                                                      beneficially      Percentage         stock that       stock
                                                                       owned that         of notes         may be sold   outstanding
                Name                                                  may be sold       outstanding             (1)          (2)
                ----                                                  -----------       -----------             ---          ---
Southern Farm Bureau Life Insurance                                        185,000           *                 4,999          *

SPT (5)                                                                    710,000           *                19,189          *

Starvest Combined Portfolio                                                190,000           *                 5,135          *

State Employees' Retirement Fund of the State of Delaware                  810,000           *                21,891          *

State of Connecticut Combined Investment Fund                            1,705,000           *                46,081          *

State of Maryland Retirement Agency                                      2,575,000         1.29               69,594          *

State Street Bank Custodian for GE Pension Trust                         1,585,000           *                42,837          *

Sunrise Partners LLC                                                     9,200,000         4.60              248,648          *

The Dow Chemical Company Employees' Retirement Plan (5)                  1,150,000           *                27,631          *

The Fondren Foundation (5)                                                  35,000           *                   945          *

The Grable Foundation                                                       95,000           *                 2,567          *

Trustmark Insurance Company                                                280,000           *                 7,567          *

2000 Revocable Trust FBO A.R. Lauder / Zinterhofer                           6,000           *                   162          *

Union Carbide Retirement Account (5)                                       600,000           *                16,216          *

United Food and Commercial Workers Local 1262 and Employee
Pension Fund (5)                                                           270,000           *                 7,297          *

Vanguard Convertible Securities Fund, Inc.                               1,945,000           *                52,567          *

Vopak USA Inc., Retirement Plan (f.k.a. Van Waters &
Rogers, Inc. Retirement Plan) (5)                                          140,000           *                 3,783          *

Wake Forest University                                                     686,000           *                18,540          *

Wake Forest University Convertible Arbitrage                               355,000           *                 9,594          *

                                                                        Principal                           Number of
                                                                        amount of                           shares of    Percentage
                                                                         notes                               common       of common
                                                                      beneficially      Percentage         stock that       stock
                                                                       owned that         of notes         may be sold   outstanding
                Name                                                  may be sold       outstanding             (1)          (2)
                ----                                                  -----------       -----------             ---          ---
WPG Convertible Arbitrage Overseas Master Fund, L.P                      2,500,000         1.25               67,567          *

Writers Guild Industry Health Fund                                         293,000           *                 7,918          *

Wyoming State Treasurer                                                    971,000           *                26,243          *

Zurich Institutional Benchmark
Master Fund Ltd.                                                         1,000,000           *                27,027          *

Any other holder of notes or future transferee, pledgee,
donee or successor of any holder (3)                                     2,629,000         1.31               71,054          *
                                                                      ------------       ------            ---------       -----
Total                                                                 $200,000,000       100.00%           5,405,400       15.13%
                                                                      ============       ======            =========       =====


-------------------------------
* Less than 1%.

         (1) Assumes conversion of all of the holder's notes at a conversion rate of 27.027 shares of common stock per $1,000 principal amount of notes. However, this conversion rate will be subject to adjustment as described under "Description of Notes--Conversion Rights." As a result, the amount of common stock issuable upon conversion of the notes may increase or decrease in the future.

         (2) Calculated based on 30,315,494 shares of common stock outstanding as of December 31, 2001. In calculating this amount for each selling security holder, we treated as outstanding that number of shares of common stock issuable upon conversion of all of that holder's notes. However, we did not assume the conversion of any other holder's notes, except in calculating the percentage for all selling security holders as a group.

         (3) Information about other selling security holders will be set forth in prospectus supplements, if required.

         (4) Column does not add up correctly because the fractional shares to which the holders would be entitled have been disregarded.

         (5)  Pursuant to an Investment Management Agreement,
              CALAMOS(R)Investments is not acting individually, but solely as an Investment Manager for the selling security holder.

         (6) The entity is either an investment company or a portfolio of an investment company registered under Section 8 of the Investment Company Act of 1940, as amended, or a private investment account advised by Fidelity Management and Research Company ("FMR Co."). FMR Co. is a Massachusetts corporation and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, as amended, and provides investment advisory services to each of such Fidelity entities identified above, and to other registered investment companies and to certain other funds which are generally offered to a limited group of investors. FMR Co. is a wholly owned subsidiary of FMR Corp., a Massachusetts corporation. The holdings are as of January 23, 2002.

         (7) The entity owns 1,200,000 of our 6.00% convertible subordinated notes due 2004. Further, Morgan Stanley & Co. Incorporated acted as one of the initial purchasers in connection with the offer and sale of the notes in December 2001.


              We prepared this table based on the information supplied to us on or before April 19, 2002 by the selling security holders named in the table. The selling security holders listed in the above table may have sold or transferred, pursuant to the prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date they have supplied the information to us. Information about the selling security holders may change further over time. Any changed information supplied to us will be set forth in future prospectus supplements.

              Other than as noted above, none of the selling security holders listed above has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

              Because the selling security holders may offer all or some of their notes or the underlying common stock from time to time, we cannot estimate the amount of the notes or the underlying common stock that will be held by the selling security holders upon the termination of any particular offering. See "Plan of Distribution."